EXHIBIT 23
                      Consent Of Independent Auditors



We consent to the incorporation by reference in the Registration Statements No. 333-45750, 333-88899, 333-43117, 333-22323, 33-56145, 33-56147, 33-39558,
and 2-92975 on Form S-8 of Charming Shoppes, Inc., of our report dated March 12, 2001, with respect to the consolidated financial statements of Charming Shoppes, Inc. included in this Annual Report (Form 10-K) for the year ended February 3, 2001.






ERNST & YOUNG, LLP

Philadelphia, Pennsylvania
May 1, 2001